CONSENT OF INDEPENDENT AUDITOR

                                                                    EXHIBIT 23.1


                         CONSENT OF AARON STEIN, C.P.A.
                               INDEPENDENT AUDITOR

I consent to the use of my report dated June 30, 2000, on the consolidated financial statements of Universal Media Holdings, Inc. and subsidiary, as of December 31,1999 and 1998, included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".

/s/ Aaron Stein, CPA
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    Aaron Stein, CFA
    Woodmere, New York
    July 13, 2000